Exhibit 99.1
REXFORD INDUSTRIAL ANNOUNCES SECOND QUARTER 2021 FINANCIAL RESULTS

Los Angeles, California - July 21, 2021 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties in Southern California infill markets, today announced financial and operating results for the second quarter of 2021.

Second Quarter 2021 Financial and Operational Highlights:
•Net income attributable to common stockholders of $20.6 million, or $0.15 per diluted share, as compared to $11.4 million, or $0.10 per diluted share, for the second quarter of 2020.
•Company share of Core FFO of $52.8 million, an increase of 35.9% as compared to the second quarter 2020.
•Company share of Core FFO per diluted share of $0.39, an increase of 21.9% as compared to the second quarter 2020.
•Consolidated Portfolio Net Operating Income (NOI) of $79.7 million, an increase of 30.9% as compared to the second quarter of 2020.
•Stabilized Same Property Portfolio GAAP NOI increased 10.1% and Stabilized Same Property Portfolio Cash NOI increased 22.0% as compared to the second quarter 2020.
•Average Stabilized Same Property Portfolio occupancy was 98.5%.
•Comparable rental rates on 2.2 million rentable square feet of new and renewal leases were 33.9% higher than prior rents on a GAAP basis and 21.3% higher on a cash basis.
•Acquired ten properties for an aggregate purchase price of $256.9 million and sold one property for a sales price of $8.2 million.
•Completed an equity offering in which 9,000,000 shares of common stock were sold through forward sale agreements at $55.60 per share.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 12.0%.

“Rexford’s second quarter results continued at exceptional levels, producing Core FFO growth of 36% and 22% on a per share basis, fueled by consolidated NOI growth of 31% compared to the prior year quarter. Our team executed 2.2 million square feet of leasing activity at extraordinary GAAP and cash releasing spreads of 34% and 21%, respectively,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “As we scale our Rexford operating platform and deepen our market penetration, we are harvesting the benefits of our value-add approach to consolidating a high-quality, irreplaceable industrial property portfolio within infill Southern California, the nation’s strongest and most supply-constrained industrial market. With $470 million of investments completed year-to-date, plus over $650 million of new acquisitions under contract or accepted offer, the Company is well-positioned with substantial liquidity and a best-in-class, low leverage balance sheet to generate internally- and externally-driven cash flow growth and shareholder value.”

Financial Results:

The Company reported net income attributable to common stockholders of $20.6 million, or $0.15 per diluted share, for the three months ended June 30, 2021, as compared to net income attributable to common stockholders of $11.4 million, or $0.10 per diluted share, for the three months ended June 30, 2020. Net income for the three months ended June 30, 2021 includes $2.8 million of gains on sale of real estate.

The Company reported net income attributable to common stockholders of $45.4 million, or $0.34 per diluted share, for the six months ended June 30, 2021, as compared to net income attributable to common stockholders of $22.2 million, or $0.19 per diluted share, for the six months ended June 30, 2020. Net income for the six months ended June 30, 2021 includes $13.6 million of gains on sale of real estate.

For the three months ended June 30, 2021, Company share of Core FFO increased 35.9% year-over-year to $52.8 million, or $0.39 per diluted share of common stock, equal to a 21.9% increase, as compared to Company share of Core FFO of $38.8 million, or $0.32 per diluted share of common stock, for the three months ended June 30, 2020. Amounts are adjusted for non-core expenses of $0.4 million for the three months ended June 30, 2021.

For the six months ended June 30, 2021, Company share of Core FFO increased 32.5% year-over-year to $101.2 million, or $0.76 per diluted share of common stock, equal to a 16.9% increase, as compared to Company share of Core FFO of $76.4 million, or $0.65 per diluted share of common stock, for the six months ended June 30, 2020. Amounts are adjusted for non-core expenses of $0.9 million for the six months ended June 30, 2021.

For the three months ended June 30, 2021, the Company’s consolidated portfolio NOI increased 30.9% compared to the three months ended June 30, 2020, and the Company’s consolidated portfolio Cash NOI increased 37.4% compared to the three months ended June 30, 2020.

For the six months ended June 30, 2021, the Company’s consolidated portfolio NOI increased 29.5% compared to the six months ended June 30, 2020, and the Company’s consolidated portfolio Cash NOI increased 31.0% compared to the six months ended June 30, 2020.

For the three months ended June 30, 2021, the Company’s Stabilized Same Property Portfolio NOI increased 10.1% compared to the three months ended June 30, 2020, driven by a 9.2% increase in Stabilized Same Property Portfolio rental income and a 6.2% increase in Stabilized Same Property Portfolio expenses. Stabilized Same Property Portfolio Cash NOI increased 22.0% compared to the three months ended June 30, 2020. When adjusted for the impact of short-term rent deferral agreements executed in response to the COVID-19 pandemic, Stabilized Same Property Portfolio Cash NOI increased 11.3% compared to the three months ended June 30, 2020.

For the six months ended June 30, 2021, the Company’s Stabilized Same Property Portfolio NOI increased 8.5% compared to the six months ended June 30, 2020, driven by a 7.6% increase in Stabilized Same Property Portfolio rental income and a 4.8% increase in Stabilized Same Property Portfolio expenses. Stabilized Same Property Portfolio Cash NOI increased 14.8% compared to the six months ended June 30, 2020. When adjusted for the impact of short-term rent deferral agreements executed in response to the COVID-19 pandemic, Stabilized Same Property Portfolio Cash NOI increased 9.4% compared to the six months ended June 30, 2020.

Operating Results:

Second quarter 2021 leasing activity demonstrates strong tenant demand fundamentals within Rexford’s target Southern California infill markets:

	Q2-2021 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	71	1,207,516	38.9%	25.3%
Renewal Leases	68	981,781	30.7%	18.8%
Total Leases	139	2,189,297	33.9%	21.3%

At June 30, 2021, the Company’s Stabilized Same Property Portfolio occupancy was 98.4%. Average Stabilized Same Property Portfolio occupancy for the second quarter 2021 was 98.5%. At June 30, 2021, the Company’s consolidated portfolio, excluding value-add repositioning assets, was 98.2% occupied and 98.7% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 95.4% occupied and 96.6% leased.

Transaction Activity:

During the second quarter of 2021, the Company acquired ten properties, including 805,415 square feet of buildings and 15.5 acres of low-coverage outdoor storage sites and land for future redevelopment for an aggregate purchase price of $256.9 million. These investments are projected to generate an aggregate stabilized unlevered yield on total investment of 5.2%. Additionally, the Company sold one property for a sales price of $8.2 million.

Subsequent to the second quarter of 2021, the Company acquired two properties, including a 150,144 square foot building and a 5.5 acre industrial outdoor storage site for an aggregate purchase price of $49.3 million. The combined aggregate stabilized unlevered yield on total investment is projected to be 5.1%.

Balance Sheet:
The Company ended the second quarter with $1.2 billion in liquidity, including $64.2 million in cash on hand, $700 million available under its unsecured revolving credit facility and an estimated $395.5 million of forward equity proceeds to be settled by the fourth quarter 2022. As of June 30, 2021, the Company had $1.2 billion of outstanding debt, with an average interest rate of 2.99% and an average term-to-maturity of 6.2 years. The Company has no debt maturities until 2023.

During the second quarter, the Company executed its ATM program, selling 282,270 shares of common stock subject to a forward sale agreement at an average price of $55.36 per share for a gross value of $15.6 million. In June 2021, the Company fully settled all outstanding forward equity sale agreements related to the ATM program, including those executed in prior quarters, by issuing 1,797,787 shares of common stock for net proceeds of $91.2 million.

As of June 30, 2021, the ATM program had approximately $508.1 million of remaining capacity.

In May 2021, the Company completed a public offering of 9,000,000 shares of common stock subject to forward equity sales agreements at an initial offering price of $55.60 per share, for a gross offering value of $500.4 million. In June 2021, the Company partially settled the forward equity sales agreements by issuing 1,809,526 shares of common stock for net proceeds of $100.0 million. As of June 30, 2021, the Company had $395.5 million of forward net proceeds remaining for settlement to occur by November 23, 2022.

In June 2021, the Company exercised the accordion option on its existing credit facility to increase the borrowing capacity of its senior unsecured revolving credit facility by $200.0 million to $700.0 million from $500.0 million.

In June 2021, the Company amended its $150 million unsecured term loan facility maturing May 22, 2025, to reduce the applicable margin by 60 basis points so that current pricing is LIBOR plus a spread of 95 basis points, subject to the Company’s credit ratings.

Subsequent to quarter-end, on July 12, 2021, the Company announced that it will redeem all 3,600,000 shares of its 5.875% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) on August 16, 2021, for a redemption price of $25.00 per share, plus all accrued and unpaid dividends through August 15, 2021, in an amount equal to $0.183594 per share, for a total payment of $25.183594 per share.

Dividends:

On July 19, 2021, the Company’s Board of Directors declared a dividend in the amount of $0.24 per share for the third quarter of 2021, payable in cash on October 15, 2021, to common stockholders and common unit holders of record as of September 30, 2021.

On July 19, 2021, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, in each case, payable in cash on September 30, 2021, to preferred stockholders of record as of September 15, 2021. As noted above with respect to the Series A Preferred Stock, all accrued and unpaid dividends through August 15, 2021, in an amount equal to $0.183594 per share, will be paid on the August 16, 2021 redemption date.

COVID-19 Collections Update

Through July 19, 2021, the Company collected 98.6% of contractual second quarter billings, which includes contractual base rent (including COVID-19 deferral billings) and tenant reimbursements charged to tenants.

As of June 30, 2021, the Company had 1,532 leases representing in-place annualized base rent (“ABR”) of $340.8 million. As of June 30, 2021, the Company had outstanding COVID-19 related deferrals of $554,000 or 0.2% of ABR, of which $413,000 will be charged to tenants through December 2021.

Guidance

The Company is revising its full year 2021 guidance as follows:

2021 Outlook (1)	Q2’21 UPDATED GUIDANCE	Q1’21 GUIDANCE
Net Income Attributable to Common Stockholders per diluted share	$0.53 - $0.56	$0.48 - $0.51
Company share of Core FFO per diluted share	$1.48 - $1.51	$1.41 - $1.44
Stabilized Same Property Portfolio NOI Growth - GAAP	5.75% - 6.75%	3.75% - 4.75%
Stabilized Same Property Portfolio NOI Growth - Cash	9.00% - 10.00%	6.75% - 7.75%
Average 2021 Stabilized Same Property Portfolio Occupancy (Full Year)	97.75% - 98.25%	97.25% - 97.75%
General and Administrative Expenses (2)	$45.0M - $46.0M	$44.5M - $45.5M
Net Interest Expense	$36.0M - $36.5M	$36.0M - $36.5M
(1)2021 Guidance represents the in-place portfolio as of July 21, 2021, and does not include any assumptions for prospective acquisitions, dispositions or balance sheet activities that have not closed, other than the planned redemption of the Company’s Series A Preferred Stock on August 16, 2021, which was announced on July 12, 2021.
(2)2021 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $17.1 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company's overall performance and may or may not be realized based on actual results.

The Core FFO guidance refers only to the Company’s in-place portfolio as of July 21, 2021, and does not include any assumptions for other acquisitions, dispositions or balance sheet activities that have not closed. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the duration and severity of the impact of the COVID-19 pandemic, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental information package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Thursday, July 22, 2021, at 1:00 p.m. Eastern Time to review second quarter results, discuss recent events and conduct a question-and-answer period. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com.

To Participate in the Telephone Conference Call:
Dial in at least 5 minutes prior to start time:
Domestic: 1-877-407-0789
International: 1-201-689-8562

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 13720736
The playback can be accessed through August 22, 2021.

About Rexford Industrial:

Rexford Industrial, a real estate investment trust focused on owning and operating industrial properties throughout Southern California infill markets, owns 268 properties with approximately 33.1 million rentable square feet and manages an additional 20 properties with approximately 1.0 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swap, (iv) preferred stock redemption charges and (v) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2021 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2021 Estimate
	Low	High
Net income attributable to common stockholders	$0.53	$0.56
Company share of depreciation and amortization	1.03	1.03
Company share of gains on sale of real estate	(0.10)	(0.10)
Company share of FFO	$1.46	$1.49
Add: Series A Preferred Stock redemption charge(1)	0.02	0.02
Company share of Core FFO	$1.48	$1.51
(1)Upon redemption of the outstanding Series A Preferred Stock on August 16, 2021, the Company will incur an associated non-cash charge of approximately $3.3 million, as a reduction to net income attributable to common stockholders for the original related issuance costs.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio. A calculation of NOI for our Stabilized Same Property Portfolio, as well as a reconciliation of net income to NOI for our Stabilized Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) fair value lease revenue and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio. A calculation of Cash NOI for our Stabilized Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Stabilized Same Property Portfolio, is set forth below.

Stabilized Same Property Portfolio:

Our 2021 Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2020 through June 30, 2021, and excludes properties that were acquired or sold during the period from January 1, 2020 through June 30, 2021, and properties acquired prior to January 1, 2020, that were classified as current or future repositioning, redevelopment or lease-up during 2020 or 2021 (unless otherwise noted), which we believe significantly affected the properties’ results during the comparative periods. As of June 30, 2021, our 2021 Stabilized Same Property Portfolio consists of 195 properties aggregating 24,721,010 rentable square feet.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Net Debt to Enterprise Value: At June 30, 2021, we had consolidated indebtedness of $1.2 billion, reflecting a net debt to enterprise value of approximately 12.0%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt.  Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

In-Place Annualized Base Rent (ABR): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of June 30, 2021, multiplied by 12. Includes leases that have commenced as of June 30, 2021 or leases where tenant has taken early possession of space as of June 30, 2021. Excludes tenant reimbursements.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Land	$2,942,639	$2,636,816
Buildings and improvements	2,339,640	2,201,187
Tenant improvements	93,221	84,462
Furniture, fixtures, and equipment	132	132
Construction in progress	33,250	25,358
Total real estate held for investment	5,408,882	4,947,955
Accumulated depreciation	(427,387)	(375,423)
Investments in real estate, net	4,981,495	4,572,532
Cash and cash equivalents	64,219	176,293
Restricted cash	26	1,230
Rents and other receivables, net	8,228	10,208
Deferred rent receivable, net	49,933	40,893
Deferred leasing costs, net	31,183	23,148
Deferred loan costs, net	2,545	2,240
Acquired lease intangible assets, net	89,560	92,172
Acquired indefinite-lived intangible	5,156	5,156
Other assets	18,841	14,390
Acquisition related deposits	14,540	4,067
Assets associated with real estate held for sale, net	—	8,845
Total Assets	$5,265,726	$4,951,174
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,219,021	$1,216,160
Interest rate swap liability	12,694	17,580
Accounts payable, accrued expenses and other liabilities	49,699	45,384
Dividends payable	34,681	29,747
Acquired lease intangible liabilities, net	65,646	67,256
Tenant security deposits	38,489	31,602
Prepaid rents	12,724	12,660
Liabilities associated with real estate held for sale	—	193
Total Liabilities	1,432,954	1,420,582
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized, at June 30, 2021 and December 31, 2020
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding at June 30, 2021 and December 31, 2020 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at June 30, 2021 and December 31, 2020 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at June 30, 2021 and December 31, 2020 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 137,727,998 and 131,426,038 shares outstanding at June 30, 2021 and December 31, 2020, respectively	1,377	1,313
Additional paid in capital	3,499,623	3,182,599
Cumulative distributions in excess of earnings	(182,851)	(163,389)
Accumulated other comprehensive loss	(12,319)	(17,709)
Total stockholders’ equity	3,548,157	3,245,141
Noncontrolling interests	284,615	285,451
Total Equity	3,832,772	3,530,592
Total Liabilities and Equity	$5,265,726	$4,951,174

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUES
Rental income	$104,236	$79,770	$203,880	$157,260
Management, leasing and development services	109	114	214	207
Interest income	15	66	29	163
TOTAL REVENUES	104,360	79,950	204,123	157,630
OPERATING EXPENSES
Property expenses	24,555	18,884	48,130	36,998
General and administrative	10,695	8,972	22,175	18,289
Depreciation and amortization	36,228	28,381	71,372	55,904
TOTAL OPERATING EXPENSES	71,478	56,237	141,677	111,191
OTHER EXPENSES
Acquisition expenses	2	14	31	19
Interest expense	9,593	7,428	19,345	14,877
TOTAL EXPENSES	81,073	63,679	161,053	126,087
Gains on sale of real estate	2,750	—	13,610	—
NET INCOME	26,037	16,271	56,680	31,543
Less: net income attributable to noncontrolling interest	(1,710)	(1,084)	(3,679)	(1,801)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	24,327	15,187	53,001	29,742
Less: preferred stock dividends	(3,637)	(3,637)	(7,273)	(7,273)
Less: earnings attributable to participating securities	(139)	(129)	(280)	(260)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$20,551	$11,421	$45,448	$22,209
Net income attributable to common stockholders per share – basic	$0.15	$0.10	$0.34	$0.19
Net income attributable to common stockholders per share – diluted	$0.15	$0.10	$0.34	$0.19
Weighted-average shares of common stock outstanding – basic	134,313	119,810	132,970	116,932
Weighted-average shares of common stock outstanding – diluted	134,820	120,068	133,297	117,191

Rexford Industrial Realty, Inc.
Stabilized Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Stabilized Same Property Portfolio Occupancy:
	June 30,
	2021	2020	Change (basis points)
Weighted Average Occupancy:(1)
Los Angeles County	99.0%	98.6%	40 bps
Orange County	98.7%	96.9%	180 bps
San Bernardino County	99.1%	97.1%	200 bps
San Diego County	97.2%	95.4%	180 bps
Ventura County	95.5%	95.5%	— bps
Total Portfolio Weighted Average Occupancy	98.5%	97.5%	100 bps

Ending Occupancy:	98.4%	97.4%	100 bps
(1)Calculated by averaging the occupancy rate at the end of each month in 2Q-2021 and March 2021 (for 2Q-2021) and the end of each month in 2Q-2020 and March 2020 (for 2Q-2020).

Stabilized Same Property Portfolio NOI and Cash NOI:

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Rental income	$79,376	$72,682	$6,694	9.2%	$156,724	$145,648	$11,076	7.6%
Property expenses	17,940	16,887	1,053	6.2%	35,294	33,683	1,611	4.8%
Stabilized Same Property Portfolio NOI	$61,436	$55,795	$5,641	10.1%	$121,430	$111,965	$9,465	8.5%
Straight line rental revenue adjustment	(1,851)	(6,055)	4,204	(69.4)%	(3,607)	(7,734)	4,127	(53.4)%
Amortization of above/below market lease intangibles	(1,340)	(2,002)	662	(33.1)%	(2,842)	(4,074)	1,232	(30.2)%
Stabilized Same Property Portfolio Cash NOI	$58,245	$47,738	$10,507	22.0%	$114,981	$100,157	$14,824	14.8%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Stabilized Same Property Portfolio NOI and
Stabilized Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$26,037	$16,271	$56,680	$31,543
Add:
General and administrative	10,695	8,972	22,175	18,289
Depreciation and amortization	36,228	28,381	71,372	55,904
Acquisition expenses	2	14	31	19
Interest expense	9,593	7,428	19,345	14,877
Deduct:
Management, leasing and development services	109	114	214	207
Interest income	15	66	29	163
Gain on sale of real estate	2,750	—	13,610	—
Net operating income (NOI)	$79,681	$60,886	$155,750	$120,262
Non-Stabilized Same Property Portfolio rental income	(24,860)	(7,088)	(47,156)	(11,612)
Non-Stabilized Same Property Portfolio property expenses	6,615	1,997	12,836	3,315
Stabilized Same Property Portfolio NOI	$61,436	$55,795	$121,430	$111,965
Straight line rental revenue adjustment	(1,851)	(6,055)	(3,607)	(7,734)
Amortization of above/below market lease intangibles	(1,340)	(2,002)	(2,842)	(4,074)
Stabilized Same Property Portfolio Cash NOI	$58,245	$47,738	$114,981	$100,157

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$26,037	$16,271	$56,680	$31,543
Add:
Depreciation and amortization	36,228	28,381	71,372	55,904
Deduct:
Gain on sale of real estate	2,750	—	13,610	—
Funds From Operations (FFO)	$59,515	$44,652	$114,442	$87,447
Less: preferred stock dividends	(3,637)	(3,637)	(7,273)	(7,273)
Less: FFO attributable to noncontrolling interest(1)	(3,256)	(2,005)	(6,390)	(3,455)
Less: FFO attributable to participating securities(2)	(224)	(192)	(433)	(387)
Company share of FFO	$52,398	$38,818	$100,346	$76,332

Company Share of FFO per common share – basic	$0.39	$0.32	$0.75	$0.65
Company Share of FFO per common share – diluted	$0.39	$0.32	$0.75	$0.65

FFO	$59,515	$44,652	$114,442	$87,447
Adjust:
Acquisition expenses	2	14	31	19
Amortization of loss on termination of interest rate swap	410	—	820	—
Core FFO	$59,927	$44,666	$115,293	$87,466
Less: preferred stock dividends	(3,637)	(3,637)	(7,273)	(7,273)
Less: Core FFO attributable to noncontrolling interest(1)	(3,275)	(2,005)	(6,430)	(3,455)
Less: Core FFO attributable to participating securities(2)	(226)	(192)	(437)	(387)
Company share of Core FFO	$52,789	$38,832	$101,153	$76,351

Company share of Core FFO per common share – basic	$0.39	$0.32	$0.76	$0.65
Company share of Core FFO per common share – diluted	$0.39	$0.32	$0.76	$0.65

Weighted-average shares of common stock outstanding – basic	134,313	119,810	132,970	116,932
Weighted-average shares of common stock outstanding – diluted	134,820	120,068	133,297	117,191
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.